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                                                                   EXHIBIT 99.07

For Immediate release


Contacts:
Michael C. Ballinger
(914) 765-3893
michael.ballinger@mbia.com

Brian S. Moore
(212) 208-3333
bmoore@ambac.com


News Release



AMBAC AND MBIA ANNOUNCE RESTRUCTURING OF INTERNATIONAL JOINT VENTURE

March 21, 2000 - Ambac Financial Group, Inc. and MBIA Inc. announced today that they have restructured their international joint marketing and reinsurance arrangements that have been in place since 1995 with the formation of the MBIA-AMBAC International joint venture. While MBIA and Ambac will continue having reciprocal reinsurance and surveillance arrangements for international business, the companies will market and originate international financial guarantee insurance independently effective immediately.

MBIA and Ambac will continue to operate as a joint venture in Japan, where the financial guarantee industry is in the early stages of development. To help promote the benefits of financial guarantee insurance in Japan, MBIA and Ambac formed a strategic alliance with two of Japan's largest non-life insurance companies, Mitsui Marine and Fire Insurance Co. Ltd. and The Yasuda Fire and Marine Insurance Co. Ltd.

Joseph W. Brown, Jr., MBIA's Chairman and Chief Executive Officer, stated, "Our international joint venture with Ambac has been successful by all measures, with a compound annual growth rate of adjusted gross premium exceeding 71% since 1995. However, it has become apparent that the rapid expansion of the international market has increased the complexity of running a joint venture. Our agreement to market and originate business separately will permit both companies to increase operational flexibility and effectiveness globally, and to reap greater rewards from expected continued growth in the international markets. Given that both companies have established a sufficient critical mass of resources and expertise, we concluded that it was now practical to restructure the joint venture."

Phillip B. Lassiter, Ambac's Chairman and Chief Executive Officer, noted, "Ambac's and MBIA's commitment to and enthusiasm for the opportunities in the international arena have never been stronger. We fully expect that both
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companies will continue to enjoy great success in the international arena as our partnership there enhances each companies' efforts."

Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial management services to clients in both the public and private sectors around the world. Ambac's principal operating subsidiary, Ambac Assurance Corporation, a leading guarantor of municipal and structured finance obligations, has earned triple-A ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Ratings Group, Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).

MBIA Inc., through its subsidiaries, is the world's preeminent financial guarantor and a leading provider of specialized financial services. MBIA provides innovative and cost-effective products and services that meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. MBIA Insurance Corporation has a claims-paying rating of Triple-A from Moody's Investors Service, Standard & Poor's Ratings Services, Fitch IBCA, and Japan Rating and Investment Information, Inc. MBIA Inc. common stock is listed on the New York Stock Exchange (ticker symbol MBI).

Forward-Looking Statements
--------------------------

This press release may contain statements about future results that may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution you that these statements are not guarantees of future performance. Please refer to documents filed with the SEC by Ambac and MBIA which detail a number of risks and uncertainties that are difficult to predict but that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.